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                                                                    EXHIBIT 99.8

                                 PLANETOUT INC.

                           2004 EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

      This Restricted Stock Award Agreement (the "Agreement"), dated as of the _____ day of __________________, _____ (the "Date of Grant"), is entered into by and between PlanetOut Inc. (the "Company") and ______________ (the "Participant").

                                    RECITALS

      WHEREAS, pursuant to the PlanetOut Inc. 2004 Equity Incentive Plan (the "Plan"), the Company has determined to make a Restricted Stock Award to the Participant, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan).

      THEREFORE, the parties hereto agree as follows:

      In consideration of the above Recitals and the following mutual covenants, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree that the Participant is hereby granted a Restricted Stock Award on the date hereof and subject to the following terms and conditions:

      A. DEFINITIONS.

      Capitalized terms not otherwise defined in this Agreement shall have the same meaning as set forth in the Plan.

      B. THE STOCK.

            The Participant is hereby granted __________________________________
(_______) shares of the Company's Common Stock, par value $0.001 per share (the "Stock"), pursuant to the terms and conditions of this Agreement (the "Restricted Stock").

      C. TERMS AND CONDITIONS OF THE STOCK GRANT.

            1. Restrictions and Restricted Period.

                  a. Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Paragraph 4 below until the lapse of the Restricted Period (as defined below).

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                  b. Restricted Period. The restrictions set forth above shall lapse and the Restricted Stock shall become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as to [VESTING SCHEDULE] (the "Restricted Period").

            2. Rights of a Stockholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Participant, the Participant shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares.

            3. Dividends. Dividends paid on Restricted Stock shall be paid at the dividend payment date, or be deferred for payment to such date as determined by the Board, in cash or shares of unrestricted Stock having a fair market value equal to the amount of such dividends as determined by the Board. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

            4. Cessation of Continuous Service Employment. If the Participant's Continuous Service terminates for any reason, then the Restricted Stock, together with any accrued but unpaid dividends that are at that time subject to restrictions set forth herein, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Participant nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

            5. Certificates. Restricted Stock granted herein may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, then such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificates.

            6. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or five (5) days after deposit in the United States mail, postage prepaid, addressed, as appropriate, to the Participant either at his address herein below set forth or such other address as he may designate in writing to the Company, or to the Company at 1355 Sansome Street, San Francisco, CA 94111 or such other address as the Company may designate in writing to the Participant.

            7. Failure to Enforce Not a Waiver. The failure of the Company or the Participant to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

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            8. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to such State's conflict of laws rules.

            9. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the Participant and the Company.

            10. Award Not a Service Contract. This Agreement, and the Restricted Stock Award it evidences, is not an employment or service contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the part of the Participant to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue such employment or service.

            11. Section 83(b) Election. The Participant hereby acknowledges that he has been informed that, with respect to the Restricted Stock Award, an election may be filed by the him with the Internal Revenue Service, within 30 days following the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

                  THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE.

            12. Termination of this Agreement. Upon termination of this Agreement, all rights of the Participant hereunder shall cease.

            13. Governing Plan Document. The Restricted Stock Award is subject to all of the provisions of the Plan, the provisions of which are hereby made part of the restricted Stock Award, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Restricted Stock Award and those of the Plan, the provisions of the Plan shall control. The Participant hereby acknowledges receipt of the Plan, a copy of which is attached to this Agreement

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      IN WITNESS WHEREOF, the Company and the Participant have executed this
Agreement as of the Date of Grant.

                                         PLANETOUT INC.

                                         By: ___________________________________

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

                                         By: ___________________________________

                                         Name: _________________________________

                                         Number of Shares: _____________________

                                         Address: ______________________________
                                         _______________________________________
                                         _______________________________________

Attachment: PlanetOut Inc. 2004 Equity Incentive Plan

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